BRIDGE LOAN AGREEMENT

THIS AGREEMENT (the "Agreement") is effective as of the 16th day of November, 2007.

BETWEEN

ASIA INTERACTIVE MEDIA INC. (PREVIOUSLY BLACK GARDENIA CORP.)
12th Floor - 777 West Broadway
Vancouver, British Columbia V5Z 4J7

(the "Lender")

AND

LIVE-INTERACTIVE TECHNOLOGY LTD.
Room 211, 2/F., International Commerce Building
Southern District, DongGuan
GuangDong, China 523110

(the “Borrower”)

WHEREAS:

The Lender and the Borrower have agreed to enter into this Bridge Loan Agreement for their mutual benefit.

THIS AGREEMENT WITNESSES that the parties have agreed that the terms and conditions of the relationship shall be as follows:

1.	The Lender agrees to lend to the Borrower and the Borrower agrees to borrow from the Lender the sum of no more than renminbi (¥1,500,000.00) of lawful money of the People’s Republic of China. The Lender may lend the money to the Borrower in one or more sub- loans. The date and amount of each sub-loan will be agreed upon by both parties via email or fax confirmation. The sum of all outstanding sub-loans will constitute the “Principal Sum”

2.	The Principal Sum will be due and payable (the “Due Date”) on the earlier of:

	a.	Ten days after the closing of the acquisition of the Borrower by the Lender; or

	b.	Three months from the date which a sub-loan is actually wired to the bank account designated by the Borrower.

3.	The Borrower and the Lender agree that the Borrower will pay no interest on the Principal Sum as long as the Principal Sum is paid in full on or before the Due Date.

4.	In the event that the Borrower does not pay the Lender the full Principal Sum by the Due Date, then the Borrower will begin to pay interest from the Due Date until the Principal Sum is paid in full at a rate of 15% (fifteen percent) per annum.

5.	The Borrower agrees to repay the Lender at its office in the City of Vancouver, located at: 12th Floor, 777 West Broadway, Vancouver, British Columbia V5Z 4J7, or at any other place in Canada as the Lender may direct.

6.	On the happening of any of the following events of default the Lender may, at its option, require the unpaid balance of the Principal Sum together with all interest accrued (if any) to become immediately due and payable:

	a.	In the event that the Borrower fails to make any of the payments in the amounts and at the times specified in this agreement;

	b.	In the event that the Borrower should breach any agreement entered into between the Lender and the Borrower;

	c.	In the event that the Borrower should become bankrupt or insolvent or should the Borrower be subject to any Act for the benefit of creditors or should the Borrower go into liquidation either voluntarily or under an order of a court of competent jurisdiction or make a general assignment for the benefit of its creditors or otherwise acknowledge its insolvency;

	d.	In the event that the Borrower should suspend or fail to carry on and continuously conduct its business;

	e.	In the event that the Borrower should default in the payment of moneys to any other creditor who has supplied credit to the Borrower's business; or

	f.	In the event that the Lender in good faith believes that the prospect of payment or performance by the Borrower of its obligations under this agreement is impaired.

7.	On the happening of an event of default the Lender shall have the right without any further demand or notice whatsoever to exact payments of all amounts whatsoever then outstanding and owing or to become owing by the Borrower to the Lender under any other agreement made between the Lender and the Borrower.

8.	If the Borrower and Lender successfully complete the closing of the acquisition of the Borrower by the Lender, then, if the Principal Sum has not yet been repaid, the Principal Sum may, at the Lender’s discretion, be repaid from any combination of the following:

	a.	the future operational budget of the Borrower; or

	b.	the net proceeds of the closing payable to the shareholders of the Borrower; or

	c.	by way of dividend paid to the Lender.

9.	Nothing contained in Section 8 serves to limit the manner and/or method whereby the Lender may attempt to recover any amounts owing to the Lender.

10.	Any modification to this Agreement must be in writing and signed by the parties or it shall have no effect and shall be void.

11.	This Agreement shall be construed in accordance with the laws of the Province of British Columbia. All parties agree to attorn to the jurisdiction of the British Columbia respecting this Agreement.

12.	It shall be a condition precedent to this agreement that Lio (Wayne) Weng-Hang, Yip (Johnny) Chung-Yeung, and Ye Jian-Qiang execute the Continuing Guarantee in favor of the Lender attached hereto as Schedule “A” and incorporated into this Agreement by this reference (the “Continuing Guarantee”).

13.	This Agreement contains the entire understanding and agreement between the parties and incorporates and replaces all previous loan agreements between the parties including, without limitation, the Bridge Loan Agreements between the parties dated February 16, 2007, July 10, 2007 and December 1, 2007 (collectively the “Previous Loan Agreements”).

All amounts loaned by Lender to the Borrower pursuant to the Previous Loan Agreements or otherwise are hereby subsumed by and shall be subject to this Agreement and to the Continuing Guarantee. There are no other agreements, conditions or representations, oral or written, express or implied, with regard to the subject matte hereof. This Agreement may be amended only in writing signed by all parties.

14.	This Agreement may be signed in counterparts, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original), and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution, shall be deemed to bear the date as set forth above.

IN WITNESS WHEREOF this Agreement has been executed by the parties to it, on the day, month and year first written.

ASIA INTERACTIVE MEDIA INC. by its authorized signatory /s/Ken Ng Ken Ng Date: November 16, 2007 LIVE-INTERACTIVE TECHNOLOGY LTD. by its authorized signatory

/s/Wayne Lio
Wayne Lio

Date: March 27, 2008

 CONTINUING GUARANTEE

THIS AGREEMENT made as of 16 day of November, 2007 by:

LIO (WAYNE) WENG-HANG
c/o Live Interactive Technology Ltd.
Room 211, 2/F., International Commerce Building
Southern District, DongGuan
GuangDong, China 523110

and

YIP (JOHNNY) CHUNG-YEUNG
c/o Live Interactive Technology Ltd.
Room 211, 2/F., International Commerce Building
Southern District, DongGuan
GuangDong, China 523110

and

YE JIAN-QIANG
c/o Live Interactive Technology Ltd.
Room 211, 2/F., International Commerce Building
Southern District, DongGuan
GuangDong, China 523110

(each of whom is individually referred to as the "Guarantor")

to and in favor of:

ASIA INTERACTIVE MEDIA INC. (PREVIOUSLY BLACK GARDENIA CORP.)
12th Floor - 777 West Broadway
Vancouver, British Columbia V5Z 4J7

(the "Creditor").

IN CONSIDERATION OF the Creditor entering into the Bridge Loan Agreement with LIVE-INTERACTIVE TECHNOLOGY LTD. (the "Debtor") on November 16, 2007, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Guarantor (jointly and severally with every other Guarantor) agrees with the Creditor as follows:

1. Guaranteed obligations

The Guarantor irrevocably and unconditionally guarantees the due and punctual payment and performance of all debts, liabilities and obligations (collectively the "Guaranteed Obligations") of the Debtor to the Creditor whenever, however or wherever incurred and any ultimate unpaid balance thereof.

2. Costs and expenses

The Guarantor agrees to pay the Creditor, upon demand, all out-of-pocket costs and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by or on behalf of the Creditor in connection with enforcing any of its rights against the Debtor in respect of the Guaranteed Obligations or against the Guarantor.

3. Right to immediate payment

The Creditor shall not be bound to seek or exhaust its recourse against the Debtor or any other persons or to realize on any securities it may hold in respect of the Guaranteed Obligations before being entitled to payment from the Guarantor under this agreement and the Guarantor renounces all benefits of discussion and division.

4. Payment on demand

The liability of the Guarantor shall be payable immediately upon written demand and such demand shall be conclusively deemed to have been effectually made and given when an envelope containing such demand, addressed to the Guarantor, is delivered to the attention of the Guarantor at the address of the Guarantor set forth in this agreement or at such other address as the Guarantor may from time to time designate to the Creditor in writing. The liability of the Guarantor shall bear interest from the date of such demand and both before and after judgment at the rate of 15% per annum.

5. Statement of accounts

Any account settled or stated by or between the Creditor and the Debtor, or if any such account has not been so stated or settled prior to any demand for payment, any account stated by the Creditor shall, in the absence of manifest error, be accepted by the Guarantor as conclusive evidence that the amount of the Guaranteed Obligations so settled or stated is due and payable by the Debtor to the Creditor.

6. Liability absolute

The liability of the Guarantor shall be absolute and unconditional irrespective of:

(a)	the invalidity, unenforceability or illegality, in whole or in part, of any agreements, instruments or other documents held by the Creditor to create, represent or evidence any Guaranteed Obligations;

(b)	any defence, counterclaim or right of set-off available to the Debtor;

(c)	any change in the name, objects, capital, constating documents or by-laws of the Debtor;

(d)	any amalgamation, merger or re-organization of the Debtor or, if a partnership, in the firm, including, without limitation, by reason of the death, retirement or admission for membership of any partners (in which case this agreement shall apply to the corporation or partnership, as the case may be, resulting or continuing therefrom); or

(e)	any other circumstances which might otherwise constitute, in whole or in part, a defence available to, or a discharge of, the Guarantor, the Debtor or any other persons, firms or corporations in respect of the Guaranteed Obligations or the liability of the Guarantor.

7. Dealings by Creditor

The Creditor may, without giving notice to or obtaining the consent of the Guarantor, grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, whether full, partial, conditional or otherwise, perfect or fail to perfect any securities, release any undertaking, property or assets charged by any securities to third parties and otherwise deal or fail to deal with the Debtor and others (including, without limitation, any other guarantors) and securities, hold any moneys received from the Debtor and others or from any securities unappropriated, apply such moneys against such part of the Guaranteed Obligations and change any such application in whole or in part from time to time, all as the Creditor may see fit, without prejudice to or in any way discharging or diminishing the liability of the Guarantor and no loss of or in respect of any securities received by the Creditor from the Debtor or any other persons, whether occasioned through the fault of the Creditor or otherwise, shall in any way discharge or diminish the liability of the Guarantor.

8. Liability as principal debtor

All debts, liabilities and obligations purporting to be incurred by the Debtor and owing to the Creditor shall form part of the Guaranteed Obligations notwithstanding any incapacity, disability, or lack or limitation of status or power of the Debtor or any of its directors, officers or agents or that the Debtor may not be a legal entity or any irregularity or defect or informality in the incurring of such debts, liabilities or obligations and any such debts, liabilities and obligations which may not be recoverable from the Guarantor as guarantor shall be recoverable from the Guarantor as principal debtor upon demand and with interest, calculated and payable as provided in this agreement

9. Continuing nature and reinstatement

This agreement is a continuing guarantee and shall apply to and secure payment of all Guaranteed Obligations and any ultimate unpaid balance thereof. This agreement shall be reinstated if at any time any payment of any Guaranteed Obligations is rescinded or must otherwise be returned by the Creditor upon the insolvency, bankruptcy or reorganization of the Debtor or for any other reason whatsoever, all as though such payment had not been made.

10. Liquidation, bankruptcy, etc.

In the event of any liquidation, winding up or bankruptcy of the Debtor (whether voluntary or compulsory) or in the event that the Debtor shall make a bulk sale of any of its assets within the bulk transfer provisions of any applicable legislation or any composition with creditors or scheme of arrangement, the Creditor shall have the right to rank in priority to the Guarantor for its claim in respect of the Guaranteed Obligations and to receive all dividends or other payments in respect thereof until its claim has been paid in full, all without prejudice to its claim against the Guarantor who shall continue to be liable for any remaining unpaid balance of the Guaranteed Obligations. In the event of any valuation or retention by the Creditor of any securities, such valuation or retention shall not, as between the Creditor and the Guarantor, be considered payment, satisfaction or reduction of any Guaranteed Obligations.

11. Waiver of subrogation rights

In the event that the Creditor receives any payments on account of the liability of the Guarantor, the Guarantor shall not have, and waives to the extent required, all rights to claim repayment from or against the Debtor and any other guarantors and all rights to be subrogated to any rights of the Creditor, until the Guaranteed Obligations have been paid in full.

12. Postponement and assignment of claims

All present and future debts, liabilities and obligations (collectively the "Assigned Obligations") of the Debtor to the Guarantor are postponed to the payment of the Guaranteed Obligations and are assigned by the Guarantor to the Creditor as continuing security for the payment of the liability of the Guarantor. Any moneys or other property received by the Guarantor in respect of any Assigned Obligations shall be received in trust for, and immediately paid over to, the Creditor with all necessary endorsements and assignments and pending such payment shall be held separate and apart from all other property held by the Guarantor. Any moneys received by the Creditor pursuant to this section, including moneys derived from instruments and any other property, may be applied against any Guaranteed Obligations or held by the Creditor as continuing security for the liability of the Guarantor or released to the Guarantor, all as the Creditor may see fit and without prejudicing or in any way discharging or diminishing the liability of the Guarantor. In the event that the further liability of the Guarantor is terminated, the provisions of this agreement relating to the postponement and assignment of the Assigned Obligations shall continue in full force and effect until the Guaranteed Obligations have been paid in full and the Creditor is under no obligation to make any further advances or extend any other financial accommodation to or for the benefit of the Debtor. Despite the foregoing, the Guarantor shall be entitled to receive and deal with any payments on account of any Assigned Obligations in the form of [salaries and any other permitted payments] made by the Debtor in the ordinary course of business prior to a default in the payment of any Guaranteed Obligations.

13. No rights of set-off

All amounts payable by the Guarantor shall be paid without set-off or counterclaim and without any deduction or withholding whatsoever unless and to the extent that the Guarantor shall be prohibited by law from doing so, in which case the Guarantor shall pay to the Creditor such additional amount as shall be necessary to ensure that the Creditor receives the full amount it would have received if no such deduction or withholding had been made.

14. Entire agreement

There are no representations, conditions, agreements or understandings with respect to this agreement or affecting the liability of the Guarantor other than as set forth or referred to in this agreement.

15. Additional security

This agreement is in addition and without prejudice to any security of any kind (including, without limitation, any guarantees, whether or not in the same form as this agreement) now or hereafter held by the Creditor.

16. Further assurances

The Guarantor shall from time to time upon the request of the Creditor, execute and deliver, under seal or otherwise, all such further agreements, instruments and documents and do all such further acts and things as the Creditor may require to give effect to the transactions contemplated by this agreement.

17. Successors, assigns and governing law

This agreement shall enure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the Guarantor and the Creditor and shall be governed by and construed in accordance with the laws of the Province of British Columbia. The Guarantor irrevocably submits to the jurisdiction of the courts of the Province of British Columbia any action or proceeding arising out of or relating to this agreement but nothing shall prevent the Creditor from enforcing this agreement or any related judgment against the Guarantor in any other jurisdiction.

18. Modification

Any modification of this agreement must be in writing and signed by the parties or it shall have no effect and shall be void.

19. Counterparts

This agreement may be signed in counterparts, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original), and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution, shall be deemed to bear the date as set forth above.

IN WITNESS WHEREOF this Agreement has been executed by the parties to it, on the day, month and year first written.

LIO (WAYNE) WENG-HANG	YIP (JOHNNY) CHUNG-YEUNG
/s/Lio Weng-Hang	/s/Yip Chung-Yeung
Lio Weng-Tong	Yip Chung-Yeung
YE JIAN-QIANG
/s/Ye Jian-Qiang
Ye Jian-Qiang